Exhibit 10.5

NLS-1 Pharma AG

Alter Postplatz 2

CH-6370 Stans

___ January 2019

Promissory Note

THIS NOTE IS ISSUED IN THE FORM OF A MERE CERTIFICATE OF INDEBTEDNESS (AN acknowledgment of debt pursuant to Article 82 of the Swiss Federal ACT ON Debt Enforcement and Bankruptcy), AND NOT AS A REGISTERED SECURITIES (WERTPAPIER). THIS NOTE CANNOT BE TRANSFERRED TO THRID PARTIES.

Subject to the terms and conditions of this promissory note (the “Note”),

[Name], [Address]

(the “Lender”),

hereby undertakes to grant to

NLS-1 Pharma AG, a Swiss stock corporation with its registered office at Alter Postplatz 2, 6370 Stans, Switzerland, and company no. CHE-447.067.367

(the “Borrower”),

the principal sum of

CHF [125,000.00]

(the “Principal Amount”),

together with interest at 10.0% p.a. (the “Interest”) thereon accruing on and from the date of payment until the entire Principal Amount is repaid (the Interest and the Principal Amount hereinafter jointly referred to as the “Loan”).

Interest shall be calculated based on the exact number of days in relation to a year of 360 days (actual/360), compounded annually.

The following is a statement of the terms and conditions of the Loan to which this Note is subject and to which the Lender and the Borrower hereby agree:

1 – Payment

The Principal Amount shall be due and payable to the Borrower in full no later than within five (5) days following the date first written above, to the bank account of the Borrower:

UBS Switzerland AG

Paradeplatz 6

8001 Zürich

IBAN: [                ]

2 – Treatment upon Maturity Date

The Loan shall be due and re-payable to Lender at the earlier of (i) 30 April 2019 or (ii) five (5) days following the date when the Borrower has received an aggregated amount exceeding CHF 500’000.00 in total in form of investments (equity and / or convertible loan) or other means of proceeds (such as license fees) from third parties (e.g., Helvetica, EuroPharma). ((i) or (ii), as applicable, the “Maturity Date”).

On the Maturity Date the Notes shall, at the election of the Lender, either (A) the outstanding Loan shall be repaid in full or (B) remain outstanding with a new Maturity Date to be set by the Lender.

3 – Termination of Rights	Except for Sections 4 and 5, all rights and obligations with respect to this Note shall terminate upon the repayment of the entire Loan, whether or not this Note has been surrendered to Borrower for cancellation.

4 - Governing Law	This Note shall be governed by and construed in accordance with the substantive laws of Switzerland, without reference to principles of conflict of laws or choice of laws.

5 – Jurisdiction	All disputes arising out of or in connection with this Note, including disputes regarding its conclusion, validity, binding effect, amendment, breach, termination or rescission shall be subject to the exclusive jurisdiction of the ordinary courts of Stans (NW).

IN WITNESS WHEREOF, the Parties have signed this Note on the date first written above

The Lender

[…]

by: […]

The Borrower

Ronald Hafner

Alexander Zwyer

2